Exhibit 24.0

POWER OF ATTORNEY

Each of the undersigned, as a director of Tronox Holdings plc (the “Company”), a public limited company registered under the laws of England and Wales, hereby appoints Timothy Carlson, Jeffrey Neuman and Steven Kaye, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact and agent for me and in my name, place and stead in any and all capacities,

(i)          to sign the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2020,

(ii)         to sign any amendment to the Annual Report referred to in (i) above, or to any previously filed Annual Report on Form 10-K for any prior fiscal year, and

(iii)        to file the documents described in (i) and (ii) above and all exhibits thereto and any and all other documents in connection therewith,

granting unto each said attorney-in-fact and agent full power and authority to do and perform every act and thing requisite, necessary or desirable to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Dated: February 5, 2021

[SIGNATURE PAGE TO FOLLOW]

/s/ Ilan Kaufthal
Ilan Kaufthal

/s/ Peter Johnston
Peter Johnston

/s/ Ginger Jones
Ginger Jones

/s/ Sipho Nkosi
Sipho Nkosi

/s/ Vanessa Guthrie
Vanessa Guthrie

/s/ Stephen Jones
Stephen Jones

/s/ Mutlaq H. Al-Morished
Mutlaq H. Al-Morished

/s/ Moazzam A. Khan
Moazzam A. Khan